SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)  January 31, 2007
WAFERGEN BIO-SYSTEMS, INC.
(formerly La Burbuja Cafe, Inc.)
(Exact name of Registrant as specified in its charter)

Nevada	333-136424	20-3699764
(State or other jurisdiction	(Commission File number)	(IRS Employer Identification No.)
of incorporation or organization)

9454 Wilshire Blvd., Suite 301, Beverly Hills, CA 90212
(Address of principal executive offices) (Zip Code)

(310) 887-4416
(Registrant’s Telephone Number, Including Area Code)

7710 Hazard Center Drive, Suite E-302, San Diego, CA 92108
(Former Address If Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Effective January 31, 2007, Maria Maribel Jaramillo De La O, our president, secretary, treasurer, principal executive officer, principal financial officer and a director, resigned as an officer and remained as a director. Ms. De La O’s resignation as an officer did not result from any disagreement between her and us.

(c) Effective January 31, 2007, we appointed Matthew Markin as our president, secretary, treasurer, chief financial officer and a director.

Matthew Markin holds graduate degrees in science from Capilano College and the University of British Columbia, both in Vancouver. Since 1999 Mr. Markin has served as president of The Markin Group of Companies in Los Angeles, California, consultants to large and small businesses in the areas of strategic planning, business development, capital formation, mergers and acquisitions, and related matters. From 1992 to 1999 he served as vice president of Canyon Financial Group, an investment banking firm. Previously, he founded and operated a successful real estate development company specializing in commercial and apartment buildings. Mr. Markin is the sole executive officer and director of Intercontinental Resources, Inc., a development stage company.

During the last two years, there have been no transactions, or proposed transactions, to which we were or are a party, in which Mr. Markin had or is to have a direct or indirect material interest.

Section 8 - Other Information

Item 8.01. Other Information

On January 31, 2007, our Board of Directors declared a 3.8888889 for 1 forward stock split in the form of a dividend. The record date for the stock dividend is February 23, 2007, and the payment date is March 2, 2007.

On January 31, 2007, we filed Amended and Restated Articles of Incorporation (the “Amendment”) with the Secretary of State of the State of Nevada which (i) effected several changes to our Articles of Incorporation and (ii) consolidated the various amendments to our Articles into one document.

Pursuant to the Amendment, we increased our authorized capital stock from 50,000,000 shares of common stock, par value $0.001, to 300,000,000 shares of common stock, par value $0.001, and 10,000,000 shares of preferred stock, par value $0.001.

The Amendment also changed our name from La Burbuja Cafe, Inc. to WaferGen Bio-systems, Inc.

We are currently engaged in discussions with WaferGen, Inc., a Delaware corporation, regarding the possibility of a reverse triangular merger (the “Merger”) involving the two companies. At this stage, no definitive terms have been agreed to, and neither party is currently bound to proceed with the Merger. With the permission of WaferGen, Inc., we changed our name to facilitate these discussions.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

Exhibit No.	Exhibit Description
3.1	Amended and Restated Articles of Incorporation, filed January 31, 2007

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WaferGen Bio-systems, Inc.

Date: February 1, 2007	By:	/s/ Matthew Markin
Matthew Markin President